QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2003

CENTRAL VALLEY COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-31977	77-0539125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 Pollasky Avenue, Clovis, California		93612
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (559) 298-1775

N/A
(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

        The following exhibit is furnished pursuant to Item 12:

          (c)    Exhibits

    Exhibit 99.1    Central Valley Community Bancorp press release dated May 21, 2003 announcing a $0.10 per share cash dividend.

Item 9.    Regulation FD Disclosure

        On May 21, 2003, Central Valley Community Bancorp announced a $0.10 per share cash dividend. A copy of the press release is furnished with this report as an exhibit to Form 8-K. The information contained in this report on Form 8-K is being furnished pursuant to Item 12 under Item 9 of Form 8-K as directed by the U.S. Securities and Exchange Commission in Release No. 34-47583

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2003	CENTRAL VALLEY COMMUNITY BANCORP

/s/ DANIEL J. DOYLE Daniel J. Doyle, President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Central Valley Community Bancorp press release dated May 21, 2003, announcing a $0.10 per share cash dividend.

QuickLinks

SIGNATURES
EXHIBIT INDEX